                                                                   Exhibit 10.34

  Confidential materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

                                                                    CONFIDENTIAL

                      MASSACHUSETTS INSTITUTE OF TECHNOLOGY

                                       and

                               REPROGENESIS, INC.

                            PATENT LICENSE AGREEMENT

                                   (EXCLUSIVE)

  Confidential materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

Patent Exclusive                                 IA/ra: [**].Reprogenesis
                                                        Date: October 30, 1996

                                    TABLE OF CONTENTS

WITNESSETH...................................................................1

1 - DEFINITIONS..............................................................2

2 - GRANT....................................................................4

3 - DILIGENCE................................................................6

4 - ROYALTIES................................................................7

5 - REPORTS AND RECORDS......................................................9

6 - PATENT PROSECUTION......................................................11

7 - INFRINGEMENT............................................................11

8 - PRODUCT LIABILITY.......................................................13

9 - EXPORT CONTROLS.........................................................15

10 - NON-USE OF NAMES.......................................................15

11 - ASSIGNMENT.............................................................16

12 - DISPUTE RESOLUTION.....................................................16

13 - TERMINATION............................................................17

14 - PAYMENTS, NOTICES AND OTHER COMMUNICATIONS.............................18

15 - MISCELLANEOUS PROVISIONS...............................................19

APPENDIX A..................................................................20

  Confidential materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

                      MASSACHUSETTS INSTITUTE OF TECHNOLOGY

                                       and

                               REPROGENESIS, INC.

                            PATENT LICENSE AGREEMENT

      This Agreement is made and entered into this 7th day of November, 1996, (the "EFFECTIVE DATE") by and between the MASSACHUSETTS INSTITUTE OF TECHNOLOGY, a corporation duly organized and existing under the laws of the Commonwealth of Massachusetts and having its principal office at 77 Massachusetts Avenue, Cambridge, Massachusetts 02139, U.S.A. (hereinafter referred to as "M.I.T."), and REPROGENESIS, INC., a corporation duly organized under the laws of Texas and having its principal office at 10 Sylvan Drive, Suite 27, St. Simons Island, Georgia 31522, U.S.A. (hereinafter referred to as "LICENSEE").

                                   WITNESSETH

      WHEREAS, M.I.T. is the owner of certain PATENT RIGHTS (as later defined herein) relating to M.I.T. Case No. 4521, "Controlled Release Systems Containing Heparin and Growth Factors" by Elazer Edelman, Robert Langer, Michael Klagsburn and Edith Mathiowitz, U.S. Patent No. 5,100,668, Issued March 31, 1992, and M.I.T. Case No. [**], "[**]" by Elazer Edelman, Aruna Natha and Matthew Nugent and has the right to grant licenses under said PATENT RIGHTS, subject only to a royalty-free, nonexclusive license heretofore granted to the United States Government;

      WHEREAS, M.I.T. desires to have the PATENT RIGHTS developed and commercialized to benefit the public and is willing to grant a license thereunder;

      WHEREAS, LICENSEE has represented to M.I.T., to induce M.I.T. to enter into this Agreement, that LICENSEE is experienced in the development, production, manufacture, marketing and sale of products similar to the LICENSED PRODUCT(s) (as later defined herein) and/or the use of the LICENSED PROCESS(es) (as later defined herein) and that it shall commit itself to a thorough, vigorous and diligent program of exploiting the PATENT RIGHTS so that public utilization shall result therefrom; and

      WHEREAS, LICENSEE desires to obtain a license under the PATENT RIGHTS upon the terms and conditions hereinafter set forth.

      WHEREAS, LICENSEE and M.I.T. entered into a separate royalty bearing License Agreement dated December 23, 1993.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

                                1 - DEFINITIONS

      For the purposes of this Agreement, the following words and phrases shall have the following meanings:

      1.1. "LICENSEE" shall include a related company of REPROGENESIS, INC., the voting stock of which is directly or indirectly at least Fifty Percent (50%) owned or controlled by REPROGENESIS, INC., an organization which directly or indirectly controls more than Fifty Percent (50%) of the voting stock of REPROGENESIS, INC. and an organization, the majority ownership of which is directly or indirectly common to the ownership of REPROGENESIS, INC.

      1.2. "PATENT RIGHTS" shall mean all of the following M.I.T. intellectual property:

          a. the United States patent applications listed in Appendix A, and divisionals, continuations and claims of continuation-in-part applications which shall be directed to subject matter supported by such patent applications, and the resulting patents;

          b. any patents resulting from reissues or reexaminations of the United States patents described in a. above;

          c.  the Foreign patents listed in Appendix A;

          d. the Foreign patent applications listed in Appendix A, and divisionals, continuations and claims of continuation-in-part applications which shall be directed to subject matter supported by such Foreign patent applications, and the resulting patents;

          e. Foreign patent applications filed after the EFFECTIVE DATE and divisionals, continuations and claims of continuation-in-part applications which shall be directed to subject matter specifically supported by such patent applications, and the resulting patents; and

          f. any Foreign patents, resulting from equivalent Foreign procedures to United States reissues and reexaminations, of the Foreign patents described in c. above.

      1.3 A "LICENSED PRODUCT" shall mean any product or part thereof which:

          a. is covered in whole or in part by a claim that has not expired or been held invalid by a court of competent Jurisdiction or by a pending claim contained in the PATENT RIGHTS in the country in which any such product or part thereof is made, used or sold; or

          b. is manufactured by using a process or is employed to practice a process which is covered in whole or in part by a claim that has not expired or been held invalid by a court of competent jurisdiction or by a pending claim contained in the PATENT RIGHTS in the country in which any LICENSED PROCESS is used or in which such product or part thereof is used or sold.

      1.4 A "LICENSED PROCESS" shall mean any process which is covered in whole or in part by a claim that has not expired or been held invalid by a court of competent jurisdiction or by a pending claim contained in the PATENT RIGHTS.

      1.5 A "LICENSED SERVICE" shall mean any fee-bearing service performed by LICENSEE or any sublicensee which uses a LICENSED PRODUCT or practices a LICENSED PROCESS.

      1.6 "NET SALES" shall mean LICENSEE's (and its sublicensees') billings to a third party for LICENSED PRODUCTS, LICENSED PROCESSES and LICENSED SERVICES produced hereunder less the sum of the following:

          a.  discounts allowed in amounts customary in the trade;

          b. sales, tariff duties and/or use taxes directly imposed and with reference to particular sales;

          c.  outbound transportation prepaid or allowed;

          d.  insurance;

          e.  amounts allowed or credited on returns; and

          f.  bad debts.

      Sales between LICENSEE and any of its affiliates or any of its sublicensees, or between any of said affiliates or sublicensees, shall not be included in such computation. No deductions shall be made for commissions paid to individuals, whether they be with independent sales agencies or regularly employed by LICENSEE and on its payroll, or for cost of collections. LICENSED PRODUCTS shall be considered "sold" upon the earlier of receipt of payment or six months after billed out or invoiced.

      1.7 "TERRITORY" shall mean worldwide.

      1.8 "FIELD OF USE" shall mean all.

                                   2 - GRANT

      2.1 M.I.T. hereby grants to LICENSEE the right and license in the TERRITORY for the FIELD OF USE to practice under the PATENT RIGHTS and, to the extent not prohibited by other patents, to make, have made, use, lease, offer for sale, sell and import LICENSED PRODUCTS and LICENSED SERVICES, and to practice the LICENSED PROCESSES, until the expiration of the last to expire of the PATENT RIGHTS, unless this Agreement shall be sooner terminated according to the terms hereof.

      2.2 LICENSEE agrees that LICENSED PRODUCTS leased or sold in the United States shall be manufactured substantially in the United States.

      2.3 In order to establish a period of exclusivity for LICENSEE, M.I.T. hereby agrees that it shall not grant any other license to make, have made, use, lease, offer for sale, sell and import LICENSED PRODUCTS or LICENSED SERVICES; or to utilize LICENSED PROCESSES subject to the royalty-free, nonexclusive license rights of the United States Government per FAR 52.227-11, in the TERRITORY for the FIELD OF USE during the period of time commencing with the EFFECTIVE DATE and terminating with the last to expire of the PATENT RIGHTS.

      2.4 M.I.T. reserves the right to practice under the PATENT RIGHTS for noncommercial research purposes.

      2.5 LICENSEE shall have the right to enter into sublicensing agreements for the rights, privileges and licenses granted hereunder. Upon any termination of this Agreement, sublicensees' rights shall also terminate, subject to Paragraph 13.6 hereof.

      2.6 LICENSEE agrees to incorporate terms and conditions substantively similar to Articles 2, 5.1, 7.1, 7.2, 7.3, 7.5, 7.6, 8, 9, 10, 12 and 15 of this
Agreement into its sublicense agreements, that are sufficient to enable LICENSEE to comply with this Agreement.

      2.7 LICENSEE agrees to forward to M.I.T. a copy of any and all sublicense agreements promptly upon execution by the parties.

      2.8 LICENSEE shall not receive from sublicensees anything of value in lieu of cash payments in consideration for any sublicense under this Agreement, without the express prior written permission of M.I.T.

      2.9 Nothing in this Agreement shall be construed to confer any rights upon LICENSEE by implication, estoppel or otherwise as to any technology or patent rights of M.I.T.

or any other entity other than the PATENT RIGHTS, regardless of whether such patent rights shall be dominant or subordinate to any PATENT RIGHTS.

                                 3 - DILIGENCE

      3.1 LICENSEE shall use its reasonable best efforts to bring LICENSED PRODUCTS and/or LICENSED SERVICES to market through a diligent development program for exploitation of the PATENT RIGHTS.

      3.2 In addition:

          a. LICENSEE shall use its best efforts to introduce the first LICENSED PRODUCT or LICENSED SERVICE to commercial sale by January 1, 2002.

          b. LICENSEE shall use its best efforts to introduce to market additional LICENSED PRODUCTS or LICENSED SERVICES within one year of demonstration of the scientific and technical feasibility of that particular LICENSED PRODUCT or LICENSED SERVICE, the demonstration of its clinical effectiveness, and the receipt of required approvals (if any are required) of regulatory authorities, or, within six (6) months of the demonstration of scientific, technical and clinical feasibility to complete a sublicense agreement for the marketing of the LICENSED PRODUCT or LICENSED SERVICE with a competent third party that shall commit the third party to use its best efforts to bring the LICENSED PRODUCT or LICENSED SERVICE to market within one year of the sublicense agreement.

      3.3 LICENSEE acknowledges that the primary objective of M.I.T. with respect to the technology of this License Agreement is to promote development and marketing of LICENSED PRODUCTS and LICENSED SERVICES for the public good. Toward this end, M.I.T. shall have the right to terminate this Agreement pursuant to Paragraph 13.3 hereof if LICENSEE fails to perform in accordance with Paragraphs 3.1 or 3.2(a) above or if LICENSEE suspends its diligence in performance of any of the development obligations of this Agreement for more than three (3) months because of business circumstances such as lack of funds, merger, acquisition, or the like. Failure to perform in accordance with Paragraph 3.3(b) hereof shall only give M.I.T. the right to take back rights granted hereunder as to the particular LICENSED PRODUCT or LICENSED

SERVICE, and products or services which are directly competitive to, or replacements of that LICENSED PRODUCT or LICENSED SERVICE, not introduced or sublicensed, or at M.I.T.'s discretion the right to bring a willing sublicense prospect to LICENSEE. However, if LICENSEE can demonstrate to the satisfaction of M.I.T., at M.I.T.'s sole discretion, that circumstances beyond LICENSEE's control precluded LICENSEE from fulfilling its diligence obligations, and that it is unlikely that any third party could overcome these circumstances better than LICENSEE, then M.I.T. shall not exercise its termination rights under this Paragraph for one year from the date at which M.I.T. gives notice of termination and if LICENSEE reestablishes diligence towards its objectives during this one year period, any prior lack of diligence will be deemed cured.

                                 4 - ROYALTIES

      4.1 For the rights, privileges and license granted hereunder, LICENSEE shall pay royalties to M.I.T. in the manner hereinafter provided to the end of the term of the PATENT RIGHTS or until this Agreement shall be terminated:

          a. License Issue Fee of Twenty Thousand Dollars ($20,000), which said License Issue Fee shall be deemed earned and due immediately upon the EFFECTIVE DATE.

          b. Patent Issue Fee of Thirty Five Thousand Dollars ($35,000), which shall be due upon issuance of the first patent claims of M.I.T. Case No. 6584, "Inhibition of Vascular Occlusion Following Vascular Intervention" by Elazer Edelman, Aruna Natha and Matthew Nugent.

          c. License Maintenance Fees of Fifteen Thousand Dollars ($15,000) per year payable on January 1, 1999 and on January I of each year thereafter until the issuance of the first patent claims, and License Maintenance Fees of Twenty Five Thousand Dollars ($25,000) per year payable on each January 1 after the issuance of the first patent claims, provided, however, License Maintenance Fees may be credited to Running Royalties subsequently due on NET SALES for each said year, if any. License Maintenance Fees paid in excess of Running Royalties shall not be creditable to Running Royalties for future years.

          d. Running Royalties in an amount equal to Three Percent (3%) of NET SALES of the LICENSED PRODUCTS, LICENSED PROCESSES and LICENSED SERVICES used, leased or sold by and/or for LICENSEE and/or its sublicensees; provided however, if LICENSEE is also obligated to pay royalties under the License Agreement dated December 23, 1993 for the same LICENSED PRODUCT, LICENSED PROCESSES and LICENSED SERVICES, the Running Royalties due under this paragraph shall be reduced to One Half of One Percent (0.5%) of NET SALES of the LICENSED PRODUCT, LICENSED PROCESSES and LICENSED SERVICES used, Leased or sold by and/or for LICENSEE and/or its sublicensees.

          e. Royalties representing a share of sublicensing revenue including, but not limited to, sublicense issue fees, received by LICENSEE for LICENSED PRODUCTS, LICENSED PROCESSES or LICENSED SERVICES sold by the sublicensee equal to:

              (i) Fifty Percent (50%) if only the PATENT RIGHTS are sublicensed; or

              (ii) Twenty Five Percent (25%) if the sublicense revenue includes revenue received for the PATENT RIGHTS sublicensed in conjunction with products developed by LICENSEE and/or substantial technology developed by LICENSEE; but in no event shall royalties be less than half of the applicable running royalty rate specified in 4.1d.

      4.2 All payments due hereunder shall be paid in full, without deduction of taxes or other fees which may be imposed by any government, except as otherwise provided in Paragraph 1.5(b).

      4.3 No multiple royalties shall be payable because any LICENSED PRODUCT, its manufacture, use, lease or sale are or shall be covered by more than one PATENT RIGHTS patent application or PATENT RIGHTS patent licensed under this Agreement.

      4.4 Royalty payments shall be paid in United States dollars in Cambridge, Massachusetts, or at such other place as M.I.T. may reasonably designate consistent with the laws and regulations controlling in any foreign country. If any currency conversion shall be required in connection with the payment of royalties hereunder, such conversion shall be made

  Confidential materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

by using the exchange rate prevailing at the Chase Manhattan Bank (N.A.) on the last business day of the calendar quarterly reporting period to which such royalty payments relate.

      4.5 In the event LICENSEE is required to make payments (including without limitation royalties, option fees or license fees) to one or more third parties, other than M.I.T., its affiliates, successors or assigns, to obtain a license or similar right necessary to make, use or sell LICENSED PRODUCTS or to practice or otherwise make use of the LICENSED PROCESSES and LICENSED SERVICES, LICENSEE may deduct [**] Percent ([**]%) of such payments from royalties thereafter payable to M.I.T., provided, however, that in no event shall the royalties due M.I.T. be reduced by more than [**] Percent ([**]%) of NET SALES of the LICENSED PRODUCTS, LICENSED PROCESSES or LICENSED SERVICES.

                            5 - REPORTS AND RECORDS

      5.1 LICENSEE shall keep full, true and accurate books of account containing all particulars that may be necessary for the purpose of showing the amounts payable to M.I.T. hereunder. Said books of account shall be kept at LICENSEE's principal place of business or the principal place of business of the appropriate division of LICENSEE to which this Agreement relates. Said books and the supporting data shall be open at all reasonable times for five (5) years following the end of the calendar year to which they pertain, to the inspection of M.I.T. or its agents for the purpose of verifying LICENSEE's royalty statement or compliance in other respects with this Agreement. Should such inspection lead to the discovery of a greater than Ten Percent (10%) discrepancy in reporting to M.I.T.'s detriment, LICENSEE agrees to pay the full cost of such inspection.

      5.2 LICENSEE shall deliver to M.I.T. true and accurate reports, giving such particulars of the business conducted by LICENSEE and its sublicensees under this Agreement as shall be pertinent to diligence under Article 3 and royalty accounting hereunder:

  Confidential materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

          a. before the first commercial sale of a LICENSED PRODUCT, LICENSED PROCESS or LICENSED SERVICES, annually, on January 31 of each year; and

          b. after the first commercial sale of a LICENSED PRODUCT, LICENSED PROCESS or LICENSED SERVICES, quarterly, within sixty (60) days after March 31, June 30, September 30 and December 31, of each year.

      These reports shall include at least the following:

          a. number of LICENSED PRODUCTS manufactured, leased and sold by and/or for LICENSEE and all sublicensees;

          b. accounting for all LICENSED PROCESSES and/or LICENSED SERVICES used or sold by and/or for LICENSEE and all sublicensees;

          c. accounting for NET SALES, noting the deductions applicable as provided in Paragraph 1.5;

          d.  Running Royalties due under Paragraph 4.1(c);

          e. royalties due on other payments from sublicensees under paragraph 4.1(d);

          f.  total royalties due; and

          g.  names and addresses of all sublicensees of LICENSEE.

      5.3 With each such report submitted, LICENSEE shall pay to M.I.T. the royalties due and payable under this Agreement. If no royalties shall be due, LICENSEE shall so report.

      5.4 On or before the ninetieth (90th) day following the close of LICENSEE's fiscal year, LICENSEE shall provide M.I.T. with LICENSEE's certified financial statements for the preceding fiscal year including, at a minimum, a balance sheet and an income statement.

      5.5 The amounts due under Articles 4 and 6 shall, if overdue, bear interest until payment at a per annum rate [**] Percent ([**]%) above the prime rate in effect at the Chase Manhattan Bank (N.A.) on the due date. The payment of such interest shall not foreclose M.I.T. from exercising any other rights it may have as a consequence of the lateness of any payment.

  Confidential materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

                             6 - PATENT PROSECUTION

      6.1 After the EFFECTIVE DATE, LICENSEE shall have the primary responsibility for applying for, seeking prompt issuance of, and maintaining the PATENT RIGHTS in M.I.T.'s name. LICENSEE shall seek strong, broad claims in M.I.T.'s best interest. LICENSEE shall not abandon any major claim of the PATENT RIGHTS without prior permission from M.I.T., such permission not to be unreasonably withheld. Appendix B is a list of the foreign countries in which patent applications corresponding to the United States patent applications listed in Appendix A shall be filed. Appendix B may be amended by mutual agreement of both parties. LICENSEE may abandon any PATENT RIGHTS if LICENSEE notifies M.I.T. in writing in sufficient time for M.I.T. to maintain the PATENT RIGHTS, and in such case, LICENSEE's rights under these PATENT RIGHTS shall cease with such notification.

      6.2 Payment of all fees and costs relating to the filing, prosecution and maintenance of the PATENT RIGHTS shall be the responsibility of LICENSEE, whether such fees and costs were incurred before or after the EFFECTIVE DATE. (As of May 21, 1996, such fees and costs for which M.I.T. has been billed equal approximately [**] Dollars ($[**])). LICENSEE shall pay such fees and costs to M.I.T. within thirty (30) days of invoicing; late payments shall accrue interest and shall be subject to Paragraph 5.5.

                                7 - INFRINGEMENT

      7.1 LICENSEE shall inform M.I.T. promptly in writing of any alleged infringement of the PATENT RIGHTS by a third party and of any available evidence thereof.

      7.2 M.I.T. shall have the right, but shall not be obligated, to prosecute at its own expense all infringements of the PATENT RIGHTS and, in furtherance of such right, LICENSEE hereby agrees that M.I.T. may include LICENSEE as a party plaintiff in any such suit, without expense to LICENSEE. The total cost of any such infringement action commenced or defended solely by M.I..T. shall be borne by M.I.T., and M.I.T. shall keep any recovery or damages for past infringement derived therefrom.

      7.3 If within six months after having been notified of an alleged infringement, M.I.T. shall have been unsuccessful in persuading the alleged infringer to desist and shall not have brought and shall not be diligently prosecuting an infringement action, or if M.I.T. shall notify LICENSEE at any time prior thereto of its intention not to bring suit against any alleged infringer in the TERRITORY for the FIELD OF USE, then, and in those events only, LICENSEE shall have the right, but shall not be obligated, to prosecute at its own expense any infringement of the PATENT RIGHTS in the TERRITORY for the FIELD OF USE, and LICENSEE may, for such purposes, use the name of M.I.T. as party plaintiff; provided, however, that such right to bring such an infringement action shall remain in effect only during the EXCLUSIVE PERIOD. No settlement, consent judgment or other voluntary final disposition of the suit may be entered into without the consent of M.I.T., which consent shall not unreasonably be withheld. LICENSEE shall indemnify M.I.T. against any order for costs that may be made against M.I.T. in such proceedings.

      7.4 In the event that LICENSEE shall undertake litigation for the enforcement of the PATENT RIGHTS, or the defense of the PATENT RIGHTS under Paragraph 7.5, LICENSEE may withhold up to Fifty Percent ([50]%) of the payments otherwise thereafter due M.I.T. under Article 4 hereunder and apply the same toward reimbursement of up to half of LICENSEE's expenses, including reasonable attorneys' fees, in connection therewith. Any recovery of damages by LICENSEE for each such suit shall be applied first in satisfaction of any unreimbursed expenses and legal fees of LICENSEE relating to such suit, and next toward reimbursement of M.I.T. for any payments under Article 4 past due or withheld and applied pursuant to this Article 7. The balance remaining from any such recovery shall be divided equally between LICENSEE and M.I.T.

      7.5 In the event that a declaratory judgment action alleging invalidity or noninfringement of any of the PATENT RIGHTS shall be brought against M.I.T. or LICENSEE, M.I.T., at its option, shall have the right, within thirty (30) days after commencement of such action, to take over the sole defense of the action at its own expense. If M.I.T. shall not exercise this right, LICENSEE may take over the sole defense at LICENSEE's sole expense, subject to Paragraph 7.4.

      7.6 In any infringement suit as either party may institute to enforce the PATENT RIGHTS pursuant to this Agreement, the other party hereto shall, at the request and expense of the party initiating such suit, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like.

      7.7 LICENSEE, during the EXCLUSIVE PERIOD, shall have the sole right in accordance with the terms and conditions herein to sublicense any alleged infringer in the TERRITORY for the FIELD OF USE for future use of the PATENT RIGHTS. Any upfront fees as part of such a sublicense shall be shared equally between LICENSEE and M.I.T.; other revenues shall be treated per Article 4.

                             8 - PRODUCT LIABILITY

      8.1 LICENSEE shall at all times during the term of this Agreement and thereafter, indemnify, defend and hold M.I.T., its trustees, directors, officers, employees and affiliates, harmless against all claims, proceedings, demands and liabilities of any kind whatsoever, including legal expenses and reasonable attorneys' fees, arising out of the death of or injury to any person or persons or out of any damage to property, resulting from the production, manufacture, sale, use, lease, consumption or advertisement of the LICENSED PRODUCT(s) and/or LICENSED PROCESS(es) or arising from any obligation of LICENSEE hereunder.

      8.2 LICENSEE shall obtain and carry in full force and effect commercial, general liability insurance, including product liability and errors and omissions insurance, which shall protect LICENSEE and M.I.T. with respect to events covered by Paragraph 8.1 above. Such insurance shall be written by a reputable insurance company authorized to do business in the Commonwealth of Massachusetts, shall list M.I.T. as an additional named insured thereunder, shall be endorsed to include product liability coverage and shall require thirty
(30) days written notice to be given to M.I.T. prior to any cancellation or material change thereof. The limits of such insurance shall not be less than Three Million Dollars ($3,000,000) per occurrence with an aggregate of One Million Dollars ($1,000,000) for personal injury including death; One Million Dollars ($1,000,000) per occurrence with an aggregate of Three Million Dollars ($3,000,000) for property damage; and One Million Dollars ($1,000,000) per occurrence with an aggregate of three Million Dollars ($3,000,000) for errors and omissions. LICENSEE shall provide M.I.T. with Certificates of Insurance evidencing the same.

      8.3 EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, M.I.T., ITS TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES, AND AFFILIATES MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF PATENT RIGHTS CLAIMS, ISSUED OR PENDING, AND THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION MADE OR WARRANTY GIVEN BY M.I.T. THAT THE PRACTICE BY LICENSEE OF THE LICENSE

GRANTED HEREUNDER SHALL NOT INFRINGE THE PATENT RIGHTS OF ANY THIRD PARTY. IN NO EVENT SHALL M.I.T., ITS TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES AND AFFILIATES BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGE OR INJURY TO PROPERTY AND LOST PROFITS, REGARDLESS OF WHETHER M.I.T. SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY OF THE FOREGOING.

                              9 - EXPORT CONTROLS

      LICENSEE acknowledges that it is subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities (including the Arms Export Control Act, as amended and the United States Department of Commerce Export Administration Regulations). The transfer of such items may require a license from the cognizant agency of the United States Government and/or written assurances by LICENSEE that LICENSEE shall not export data or commodities to certain foreign countries without prior approval of such agency. M.I.T. neither represents that a license shall not be required nor that, if required, it shall be issued.

                             10 - NON-USE OF NAMES

      LICENSEE shall not use the names or trademarks of the Massachusetts Institute of Technology or Lincoln Laboratory, nor any adaptation thereof, nor the names of any of their employees, in any advertising, promotional or sales literature without prior written consent obtained from M.I.T., or said employee, in each case, except that LICENSEE may state that it is licensed by M.I.T. under one or more of the patents and/or applications comprising the PATENT RIGHTS.

                                11 - ASSIGNMENT

      This Agreement may be assigned only in connection with:

          a. a change in name or legal status of LICENSEE that does not affect the nature of its business activities, or

          b. the sale of substantially all the assets of the business to which the PATENT RIGHTS relates or a separable business unit related to a particular LICENSED PRODUCT or LICENSED SERVICE with the written permission of M.I.T., which shall not be unreasonably withheld, or

          c. otherwise with the written permission of M.I.T., which shall not be unreasonably withheld.

                            12 - DISPUTE RESOLUTION

      12.1 Except for the right of either party to apply to a court of competent jurisdiction for a temporary restraining order, a preliminary injunction, or other equitable relief to preserve the status quo or prevent irreparable harm, any and all claims, disputes or controversies arising under, out of, or in connection with the Agreement, including any dispute relating to patent validity or infringement, which the parties shall be unable to resolve within sixty (60) days shall be mediated in good faith. The party raising such dispute shall promptly advise the other party of such claim, dispute or controversy in a writing which describes in reasonable detail the nature of such dispute. By not later than five (5) business days after the recipient has received such notice of dispute, each party shall have selected for itself a representative who shall have the authority to bind such party, and shall additionally have advised the other party in writing of the name and title of such representative. By not later than ten (10) business days after the date of such notice of dispute, the party against whom the dispute shall be raised shall select a mediation firm in the Boston area and such representatives shall schedule a date with such firm for a mediation hearing. The parties shall enter into good faith mediation and shall share the costs equally. If the representatives of the parties have not been able to resolve the dispute within fifteen (15) business days after such mediation hearing, then any and all claims, disputes or controversies arising under, out of, or in connection with this Agreement, including any dispute relating to patent validity or infringement, shall be resolved by final and binding arbitration in Boston, Massachusetts under the rules of the American Arbitration Association, or the Patent Arbitration Rules if applicable, then obtaining. The arbitrators shall have no power to add to, subtract from or modify any of the terms or conditions of this Agreement, nor to award punitive damages. Any award rendered in such arbitration may be enforced by either party in either the courts of the Commonwealth of Massachusetts or in the United States District Court for the District of Massachusetts, to whose jurisdiction for such purposes M.I.T. and LICENSEE each hereby irrevocably consents and submits.

      12.2 Notwithstanding the foregoing, nothing in this Article shall be construed to waive any rights or timely performance of any obligations existing under this Agreement.

                                13 - TERMINATION

      13.1 If LICENSEE shall cease to carry on its business, this Agreement shall terminate upon notice by M.I.T.

      13.2 Should LICENSEE fail to make any payment whatsoever due and payable to M.I.T. hereunder, M.I.T. shall have the right to terminate this Agreement effective on thirty (30) days' notice, unless LICENSEE shall make all such payments to M.I.T. within said thirty (30) day period. Upon the expiration of the thirty (30) day period, if LICENSEE shall not have made all such payments to M.I.T., the rights, privileges and license granted hereunder shall automatically terminate.

      13.3 Upon any material breach or default of this Agreement by LICENSEE (including, but not limited to, breach or default under Paragraph 3.3), other than those occurrences set out in Paragraphs 13.1 and 13.2 hereinabove, which shall always take precedence in that order over any material breach or default referred to in this Paragraph 13.3, M.I.T. shall have the right to terminate this Agreement and the rights, privileges and license granted hereunder effective on ninety (90) days' notice to LICENSEE. Such termination shall become automatically effective unless LICENSEE shall have cured any such material breach or default prior to the expiration of the ninety
(90) day period.

      13.4 LICENSEE shall have the right to terminate this Agreement at any time on six (6) months' notice to M.I.T., and upon payment of all amounts due M.I.T. through the effective date of the termination.

      13.5 Upon termination of this Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination; and Articles 1, 8, 9, 10, 12, 13.5, 13.6, and 15 shall survive any such termination. LICENSEE and any sublicensee thereof may, however, after the effective date of such termination, sell all LICENSED PRODUCTS, and complete LICENSED PRODUCTS in the process of manufacture at the time of such termination and sell the same, provided that LICENSEE shall make the payments to M.I.T. as required by Article 4 of this Agreement and shall submit the reports required by Article 5 hereof.

      13.6 Upon termination of this Agreement for any reason, any sublicensee not then in default shall have the right to seek a license from M.I.T. M.I.T. agrees to negotiate such licenses in good faith under reasonable terms and conditions.

                14 - PAYMENTS, NOTICES AND OTHER COMMUNICATIONS

      Any payments, notice or other communication pursuant to this Agreement shall be sufficiently made or given on the date of mailing if sent to such party by certified first class mail, return receipt requested, postage prepaid, addressed to it at its address below or as it shall designate by written notice given to the other party:

            In the case of M.I.T.:

            Director
            Technology Licensing Office
            Massachusetts Institute of Technology
            77 Massachusetts Avenue, Room E32-300
            Cambridge, Massachusetts 02139

            In the case of LICENSEE:

            President
            REPROGENESIS, INC.
            10 Sylvan Drive
            Suite 27
            St. Simons Island, GA 31522

                         15 - MISCELLANEOUS PROVISIONS

      15.1 All disputes arising out of or related to this Agreement, or the performance, enforcement, breach or termination hereof, and any remedies relating thereto, shall be construed, governed, interpreted and applied in accordance with the laws of the Commonwealth of Massachusetts, U.S.A., except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent shall have been granted.

      15.2 The parties hereto acknowledge that this Agreement sets forth the entire Agreement and understanding of the parties hereto as to the subject matter hereof, and shall not be subject to any change or modification except by the execution of a written instrument signed by the parties.

      15.3 The provisions of this Agreement are severable, and in the event that any provisions of this Agreement shall be determined to be invalid or unenforceable under any controlling body of the law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

      15.4 LICENSEE agrees to mark the LICENSED PRODUCTS sold in the United States with all applicable United States patent numbers. All LICENSED PRODUCTS shipped to or sold in other countries shall be marked in such a manner as to conform with the patent laws and practice of the country of manufacture or sale.

      15.5 The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.

      IN WITNESS WHEREOF, the parties have duly executed this Agreement the day and year set forth below.

MASSACHUSETTS INSTITUTE OF
   TECHNOLOGY                              REPROGENESIS, INC.

By /s/ Lita Nelsen                         By /s/ A. Bruce Parker
   -------------------------------------      ---------------------------------

Name Lita Nelsen                           Name   A. Bruce Parker
    ------------------------------------       --------------------------------

Title Director Technology License Office   Title  President
     -----------------------------------        -------------------------------

Date  11-5-96                              Date   11-7-96
    ------------------------------------       --------------------------------


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

                                   APPENDIX A

                       PATENT RIGHTS on the EFFECTIVE DATE

  Confidential materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

UNITED STATES PATENT RIGHTS
M.I.T. Case No. 4521
"Controlled Release Systems Containing Heparin and Growth Factors"
By Elazer Edelman, Robert Langer, Michael Klagsburn and Edith Mathiowitz U.S. Patent No. 5,100,668
Issued March 31, 1992

M.I.T. Case No. [**]
Title: "[**]"
By Elazer Edelman, Aruna Natha and Matthew Nugent
U.S. Serial No. [**]
Filed on [**]

FOREIGN PATENT RIGHTS

M.I.T. Case No. [**]
PCT Serial No. [**] Filed on [**]

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